UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 25, 2013

FOUR OAKS FINCORP, INC.
(Exact name of registrant as specified in its charter)

North Carolina	000-22787	56-2028446
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
	6114 U.S. 301 South	27524
	Four Oaks, North Carolina	(Zip Code)
(Address of principal executive offices)

(919) 963-2177
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 25, 2013, John W. Bullard, a member of the Board of Directors (the “Board”) of Four Oaks Fincorp, Inc. (the “Company), tendered his resignation as a member of the Board, effective as of March 31, 2013, in connection with the Board's appointment of Mr. Bullard to the position of Senior Vice President, Commercial Loan Manager for the Southern Pines Market.

Also on March 25, 2013, the Board adopted an amendment, effective March 25, 2013, to the Company's Amended and Restated Employee Stock Purchase and Bonus Plan, as amended (the “Plan”),

to increase the number of shares of the Company's common stock available for issuance under the Plan. The number of shares of the Company's common stock reserved for issuance under the Plan was increased by 150,000 shares, from 368,554 shares to 518,554 shares.

A copy of the amendment to the Plan is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description of Exhibit
10.1	Amendment No. 2, effective March 25, 2013, to Amended and Restated Employee Stock Purchase and Bonus Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOUR OAKS FINCORP, INC.

By:     /s/ Ayden R. Lee, Jr.
Ayden R. Lee, Jr.
Chairman, President, and
Chief Executive Officer

Date: March 28, 2013

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Amendment No. 2, effective March 25, 2013, to Amended and Restated Employee Stock Purchase and Bonus Plan